UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2003

COPPER MOUNTAIN NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-25865	33-0702004
(Commission File No.)	(IRS Employer Identification No.)

1850 EMBARCADERO ROAD

PALO ALTO, CALIFORNIA 94303

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 687-3300

Item 5.    Other Events.

On March 6, 2003, Copper Mountain Networks, Inc. (the “Company”) announced that it had reached a settlement with E. Lynn Schoenmann, Chapter 7 Trustee (the “Trustee”) of NorthPoint Communications, Inc. (“NorthPoint”), to settle a preference claim brought by NorthPoint. Terms of the settlement include a payment of $900,000, which the Company expects to make to the Trustee later this month.

The press release issued by the Company on March 6, 2003 relating to the settlement is filed herewith as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

99.1    Press release issued March 6, 2003.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPPER MOUNTAIN NETWORKS, INC.

Date: March 6, 2003	By:	/s/ MICHAEL O. STAIGER
Michael O. Staiger Chief Financial Officer and Secretary

INDEX TO EXHIBITS

99.1	Press Release issued March 6, 2003.